Exhibit 99.1

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NASDAQ: EPMD                          For Further Information Contact:
FOR IMMEDIATE RELEASE                 Matthew C. Hill, Chief Financial Officer
                                      (856) 753-8533
                                      MKR Group, LLC
                                      Charles Messman, Todd Kehrli
                                      (626) 395-9500


              EP MEDSYSTEMS ANNOUNCES $8.2 MILLION EQUITY FINANCING


WEST BERLIN, NJ (December 29, 2003) -- EP MedSystems, Inc. (NASDAQ: EPMD), a market leader in electrophysiology products used to diagnose and treat certain types of cardiac rhythm disorders, today announced that it raised approximately $8.2 million through the sale of 3.2 million shares of its Common Stock in a private placement with selected institutional and other accredited investors, through C.E. Unterberg, Towbin.

"The net proceeds of this financing will be used to retire debt obligations and assist in the launch of our recently approved product lines. I believe the pricing of this placement and expanded support of new institutional investors reflects the improved position of EP Medsystems, Inc. "I am very pleased with the Company's progress with the recent product approvals of four products in the last four months," said Reinhard Schmidt, President and CEO of EP Medsystems. "We have seen initial orders and sales from these new product approvals, including the Viewmate(R) intracardiac ultrasound systems and its Viewflex(TM) catheter, the ALERT(R) PA and CS/RA pace record internal cardioversion catheters and our EP Workmate(R) with RPM(TM) Real-time Position Management(TM) navigation mapping technology."

"With this funding and the recently executed supplier arrangement to lower manufacturing costs, coupled with the growth in the new product lines, I believe we are well-positioned for improved financial performance in the coming year," concluded Mr. Schmidt.

The shares of Common Stock have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. EP MedSystems has agreed to file a registration statement covering resales of the Common Stock by investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.


About EP MedSystems:

EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation with
RPM(TM) Real-time Position Management(TM) navigation technology, the EP-3(TM) Stimulator, diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and ALERT family of internal cardioversion catheters and the ViewMate(R) intracardiac ultrasound catheter imaging system. EP MedSystems' major shareholders include Medtronic (NYSE: MDT), Boston Scientific Corporation (NYSE: BSX), EGS Private Healthcare Partnership, H & Q Lifesciences, and Cardiac Capital LLC. For more information, visit our Website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company.
Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual Report filed on Form 10-KSB and quarterly reports filed on Form 10-QSB.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place undue reliance on the press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.